Exhibit 4.2
TESORO CORPORATION
and each of the Guarantors named herein
9⅝% SENIOR SUBORDINATED NOTES DUE 2012

SUPPLEMENTAL INDENTURE
Dated November 14, 2005

U.S. Bank National Association
Trustee

     This SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of November 14, 2005, is by and among Tesoro Corporation, a Delaware corporation (formerly known as Tesoro Escrow Corp., which was merged with and into Tesoro Petroleum Corporation, the “Issuer”), the direct or indirect subsidiaries of the Issuer listed on the signature pages hereof (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).
     WHEREAS, the Issuer and certain of the Guarantors have heretofore executed and delivered to the Trustee the indenture dated as of April 9, 2002 (as amended and supplemented and in effect, the “Indenture”), providing for the initial original issuance of an aggregate principal amount of $450,000,000 of 9⅝% Senior Subordinated Notes due 2012 (the “Notes”);
     WHEREAS, the Issuer and the Guarantors propose to amend the Indenture (the “Proposed Amendments”), which Proposed Amendments must be approved with the written consent of the Holders of at least a majority of the aggregate principal amount of the outstanding Notes;
     WHEREAS, the Issuer has solicited the consent of the Holders of the Notes pursuant to the Offer to Purchase and Consent Solicitation Statement dated October 31, 2005, as amended, supplemented or modified (the “Consent Solicitation Statement”) to the Proposed Amendments to the Indenture upon the terms and subject to the conditions set forth therein;
     WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuer and the Trustee may amend or supplement the Indenture as contemplated hereby provided that the Holders of at least a majority in aggregate principal amount of Notes then outstanding have consented;
     WHEREAS, the Issuer has received and delivered or caused to be delivered to the satisfaction of the Trustee the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes to the Proposed Amendments pursuant to the Consent Solicitation Statement;
     WHEREAS, the Trustee is in receipt of such written consents;
     WHEREAS, the Issuer and each Guarantor has been authorized by a resolution of its respective board of directors or board of managers to enter into this Supplemental Indenture;
     WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate or articles of incorporation and by-laws or similar organizational documents of the Issuer and the Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;
     WHEREAS, pursuant to Section 9.02 and Section 9.06 of the Indenture, the Trustee is authorized to execute this Supplemental Indenture;
     WHEREAS, following the execution of this Supplemental Indenture, the terms hereof will become operative (the “Operative Date”) on the first date that the Issuer purchases the Notes validly tendered in the “Offer to Purchase” contemplated by the Consent Solicitation Statement; and
     WHEREAS, the terms of this Supplemental Indenture shall be null and void if the Operative Date does not occur on or prior to December 15, 2005.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
     That, for and in consideration of the premises herein contained and in order to effect the Proposed Amendments contained in the Consent Solicitation Statement, pursuant to Section 9.02 of the Indenture the Issuer and the Guarantors agree with the Trustee as follows:
ARTICLE ONE
AMENDMENT OF INDENTURE
     SECTION 1.01. Amendment of Indenture. Effective as of the Operative Date, this Supplemental Indenture amends the Indenture as provided for herein. The Issuer and the Guarantors acknowledge and agree that no amendment or waiver of the provisions described in Section 9.02 of the Indenture requiring the consent of each affected Holder has been made hereby. If the Operative Date does not occur on or prior to December 15, 2005, then the terms of this Supplemental Indenture shall be null and void and the Indenture shall continue in full force and effect without any modification hereby. The Issuer shall give the Trustee prompt written notice of the Operative Date or of the failure of the Operative Date to occur.
     SECTION 1.02. Amendment of Section 1.01. Section 1.01 of the Indenture is hereby amended by (a) deleting in their entirety the definitions of “Acquired Debt”, “Change of Control”, “Commodity Hedging Agreements”, “Commodity Hedging Obligations”, “Consolidated Cash Flow”, “Consolidated Net Income”, “Fixed Charge Coverage Ratio”, “Fixed Charges”, “Net Income”, “Permitted Debt” and “Unrestricted Subsidiary” contained in the Indenture and (b) adding the following defined term to Section 1.01 of the Indenture:
     "incur” means to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness.
     SECTION 1.03. Amendment of Section 1.02. Section 1.02 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 1.02. Other Definitions.

Defined in
Term	Section
"Asset Sale Offer”	3.09
"DTC”	2.03
"Event of Default”	6.01
"Funding Guarantor”	11.05
"Legal Defeasance”	8.03
"Nonpayment Default”	10.03
"Offer Amount”	3.09
"Offer Period”	3.09
"Original Notes”	2.02
"Paying Agent”	2.03
"Payment Blockage Notice”	10.03
"Purchase Date”	3.09
"Registrar”	2.03
"Terminated Covenant”	4.19

     SECTION 1.04. Amendment to Section 4.02. Section 4.02 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.02. [Intentionally Omitted.]
     SECTION 1.05. Amendment to Section 4.04. Section 4.04 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.04. [Intentionally Omitted.]
     SECTION 1.06. Amendment to Section 4.05. Section 4.05 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.05. [Intentionally Omitted.]
     SECTION 1.07. Amendment to Section 4.06. Section 4.06 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.06. [Intentionally Omitted.]
     SECTION 1.08. Amendment to Section 4.07. Section 4.07 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.07. [Intentionally Omitted.]
     SECTION 1.09. Amendment to Section 4.08. Section 4.08 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.08. [Intentionally Omitted.]
     SECTION 1.10. Amendment to Section 4.09. Section 4.09 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.09. [Intentionally Omitted.]
     SECTION 1.11. Amendment to Section 4.10. Section 4.10 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.10. [Intentionally Omitted.]
     SECTION 1.12. Amendment to Section 4.11. Section 4.11 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.11. [Intentionally Omitted.]
     SECTION 1.13. Amendment to Section 4.12. Section 4.12 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.12. [Intentionally Omitted.]

     SECTION 1.14. Amendment to Section 4.13. Section 4.13 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.13. [Intentionally Omitted.]
     SECTION 1.15. Amendment to Section 4.14. Section 4.14 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.14. [Intentionally Omitted.]
     SECTION 1.16. Amendment to Section 4.15. Section 4.15 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.15. [Intentionally Omitted.]
     SECTION 1.17. Amendment to Section 4.16. Section 4.16 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.16. [Intentionally Omitted.]
     SECTION 1.18. Amendment to Section 4.17. Section 4.17 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.17. [Intentionally Omitted.]
     SECTION 1.19. Amendment to Section 4.18. Section 4.18 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.18. [Intentionally Omitted.]
     SECTION 1.20. Amendment to Section 4.19. Section 4.19 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.19. Suspension of Covenants. In the event that at any time (i) the rating assigned to the Notes by each of S&P and Moody’s is an Investment Grade Rating and (ii) no Default has occurred and is continuing, the Company and its Restricted Subsidiaries will no longer be subject to Section 11.03(b)(iii) hereof (the “Terminated Covenant”); provided, however, that all other provisions of this Indenture shall continue to be in full force and effect.
     SECTION 1.21. Amendment to Section 5.01. Section 5.01 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 5.01. [Intentionally Omitted.]
     SECTION 1.22. Amendment to Section 5.02. Section 5.02 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 5.02. [Intentionally Omitted.]

     SECTION 1.23. Amendment to Section 6.01. Section 6.01 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 6.01. Events of Default.
     An “Event of Default” occurs if:
     (a) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes and such default continues for a period of 30 days (whether or not prohibited by Article 10 hereof);
     (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 hereof);
     (c) [Intentionally Omitted];
     (d) [Intentionally Omitted];
     (e) [Intentionally Omitted];
     (f) [Intentionally Omitted];
     (g) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Code:
     (i) commences a voluntary case,
     (ii) consents to the entry of an order for relief against it in an involuntary case,
     (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,
     (iv) makes a general assignment for the benefit of its creditors, or
     (v) generally is not paying its debts as they become due;
     (h) [Intentionally Omitted]; or
     (i) [Intentionally Omitted].
     SECTION 1.24. Amendment to Section 6.03. Section 6.03 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 6.03. [Intentionally Omitted.]
     SECTION 1.25. Amendment to Section 6.08. Section 6.08 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 6.08. [Intentionally Omitted.]

     SECTION 1.26. Amendment to Section 8.03. Section 8.03 of the Indenture is hereby amended and restated in its entirety to read as follows:
Section 8.03. Defeasance. The Company may defease the outstanding Notes at any time by placing on deposit with a reputable servicing agent an amount equal to the outstanding principal amount of all the outstanding Notes being defeased plus an amount sufficient to cover the required interest payments and servicing fees with respect to such defeased notes, all as shall be determined by the Company in its reasonable business judgment. Such defeasance shall constitute a “Legal Defeasance” for all purposes of this Indenture.
     SECTION 1.27. Amendment to Section 8.04. Section 8.04 of the Indenture is hereby amended and restated in its entirety to read as follows:
Section 8.04. Conditions to Defeasance. The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, subject to customary assumptions and exceptions, each stating that all applicable conditions precedent relating to the defeasance have been complied with.
     SECTION 1.28. Amendment to Section 8.05. Section 8.05 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 8.05. [Intentionally Omitted.]
     SECTION 1.29. Amendment to Section 8.06. Section 8.06 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 8.06. [Intentionally Omitted.]
     SECTION 1.30. Amendment to Section 8.07. Section 8.07 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 8.07. [Intentionally Omitted.]
     SECTION 1.31. Amendment to Section 8.08. Section 8.08 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 8.08. [Intentionally Omitted.]
     SECTION 1.32. Amendment to Section 8.09. Section 8.09 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 8.09. [Intentionally Omitted.]
     SECTION 1.33. General Conforming Amendment. The Indenture shall hereby be deemed to be amended to delete any and all references therein to any section or subsections deleted pursuant hereto and to any defined terms in the Indenture that are used solely in those deleted sections or subsections.

ARTICLE TWO
MISCELLANEOUS PROVISIONS
     SECTION 2.01. Instruments to be Read Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together.
     SECTION 2.02. Confirmation. The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.
     SECTION 2.03. Terms Defined. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the words “herein”, “hereof” and “hereunder” and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision.
     SECTION 2.04. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, delivered either in the original and electronically, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     SECTION 2.05. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 2.06. Effectiveness. The provisions of this Supplemental Indenture will take effect immediately upon execution thereof by the parties hereto and will become operative to amend the Indenture as provided in Article One hereof on the Operative Date of this Supplemental Indenture.
     SECTION 2.07. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the ''Trust Indenture Act’’), that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.
     SECTION 2.08. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 2.09. Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.
     SECTION 2.10. Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
     SECTION 2.11. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

The Trustee shall not be liable or responsible for the validity or sufficiency of this Supplemental Indenture or the due authorization of this Supplemental Indenture by the Company.
     SECTION 2.12. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.
     SECTION 2.13. Governing Law. The laws of the State of New York shall govern this Supplemental Indenture without regard to principles of conflicts of law.
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TESORO CORPORATION, as Issuer
By:	/s/ Gregory A. Wright
	Name:	Gregory A. Wright
	Title:	Executive Vice President and Chief Financial Officer

TESORO FAR EAST MARITIME COMPANY (f/k/a FAR EAST MARITIME COMPANY), as Guarantor
GOLD STAR MARITIME COMPANY, as Guarantor
KENAI PIPE LINE COMPANY, as Guarantor
SMILEY’S SUPER SERVICE, INC., as Guarantor
TESORO ALASKA COMPANY, as Guarantor
TESORO ALASKA PIPELINE COMPANY, as Guarantor
TESORO AVIATION COMPANY, as Guarantor
TESORO HIGH PLAINS PIPELINE COMPANY, as Guarantor
TESORO MARINE SERVICES HOLDING COMPANY, as Guarantor
TESORO MARINE SERVICES, LLC., as Guarantor BY: Tesoro Marine Services Holding Company, as sole Member
TESORO MARITIME COMPANY, as Guarantor
TESORO NORTHSTORE COMPANY, as Guarantor
TESORO PETROLEUM COMPANIES, INC. as Guarantor
TESORO REFINING AND MARKETING COMPANY, as Guarantor
TESORO TECHNOLOGY COMPANY, as Guarantor
TESORO TRADING COMPANY, as Guarantor
TESORO VOSTOK COMPANY, as Guarantor
TESORO WASATCH, LLC, as Guarantor
TESORO ENVIRONMENTAL RESOURCES COMPANY, as Guarantor
VICTORY FINANCE COMPANY, as Guarantor

By:	/s/ Gregory A. Wright
	Name:	Gregory A. Wright
	Title:	Executive Vice President and Chief Financial Officer

TESORO HAWAII CORPORATION, as Guarantor
By:	/s/ Gregory A. Wright
	Name:	Gregory A. Wright
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

TESORO GAS RESOURCES COMPANY, INC., as Guarantor DIGICOMP, INC., as Guarantor
By:	/s/ Scott Spendlove
	Name:	Scott Spendlove
	Title:	Vice President, Finance and Treasurer

TESORO FINANCIAL SERVICES HOLDING COMPANY, as Guarantor
By:	/s/ Scott Spendlove
	Name:	Scott Spendlove
	Title:	Attorney-in-fact

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE
By:	/s/ James Kowalski
	Name:	James Kowalski
	Title:	Vice President